UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 16, 2015

IDI, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-158336	77-0688094
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
2650 North Military Trail, Suite 300,
Boca Raton, Florida		33431
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 561-757-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On November 16, 2015 , IDI, Inc. (the “Company”), Fluent Acquisition I, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub”), Fluent Acquisition II, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Company (“Merger Co.”), Fluent, Inc., a Delaware corporation (“Fluent”), Fluent’s existing stockholders (“Sellers”) and Ryan Schulke, solely in his capacity as representative of Sellers, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which (i) Merger Sub will merge with and into Fluent, with Fluent continuing as the surviving company (the “Initial Merger”) and then, immediately following consummation of the Initial Merger, (ii) the Company will cause Fluent to merge with and into Merger Co., with Merger Co. continuing as the surviving company under the name “Fluent, LLC” (individually, the “Subsequent Merger” and collectively with the Initial Merger, the “Merger”). Subject to the satisfaction of the closing conditions, the Merger is expected to close in the fourth quarter of 2015.

Pursuant to the Merger Agreement, at signing, the Company was required to pay, and paid to Fluent, a non-refundable deposit in the amount of $10.0 million cash (the “Deposit”). At the effective time of the Merger (the “Effective Time”), Sellers shall receive (i) 300,000 shares of the Company’s Series B Non-Voting Convertible Preferred Stock, par value $0.0001 (the “Series B Preferred”), convertible into 15,000,000 shares of the Company’s common stock, par value $0.0005 (the “Common Stock,” and such shares of Common Stock, the “Conversion Shares”) and (ii) $100.0 million in cash, less the Deposit. The number of shares of Series B Preferred and number of Conversion Shares are subject to increase to the extent that the closing price of Common Stock on the trading day immediately prior to the Effective Time is less than $6.67 per share. Also, the cash payable to Sellers at the Effective Time is subject to adjustment for working capital and reduction for indemnification obligations (capped at $2.0 million). In addition, at the Effective Time, the Company will pay from the cash portion of the purchase price otherwise payable to Sellers, any outstanding Fluent indebtedness, the expenses of Sellers’ representative, certain amounts to holders of vested and unvested stock appreciation rights and any change of control payments due to certain Fluent employees and consultants.

The Merger Agreement also contains customary representations and warranties about the condition of the Company and Fluent, respectively, and their respective subsidiaries. The Company has purchased insurance with respect to the representations and warranties of Sellers up to a policy limit of $20.0 million, subject to the terms of the policy, which provides the Company with additional coverage in the event of a breach of Sellers’ representations and warranties. The parties have agreed to escrow $1.0 million of the purchase price in connection with the working capital adjustment and $2.0 million in connection with Sellers’ indemnification obligations.

At the Effective Time, the Company expects to deliver a written consent of Company stockholders representing a majority in voting interest of Common Stock, in accordance with the Company’s governing documents and the General Corporation Law of the State of Delaware approving the issuance of the Conversion Shares. The Series B Preferred will automatically convert into the Conversion Shares on the date that is the twenty first (21st) day following the mailing of an information statement to the Company’s stockholders disclosing the Company’s stockholder approval of the issuance of the Conversion Shares.

Pursuant to the Merger Agreement, either party may terminate the Merger Agreement if a material adverse effect has occurred with respect to the other party or if the other party has failed to deliver its respective closing deliverables. The Company shall have a right to a refund of the Deposit in the event that the Company terminates the Merger Agreement pursuant to the reasons provided in the preceding sentence. In addition, Fluent will have the right to terminate the Merger Agreement if the Merger is not consummated by November 30, 2015, provided that either party may extend the Merger consummation deadline to December 15, 2015 if the Company is diligently pursuing the consummation of the Merger.

At the Effective Time, in connection with the Merger, the Company will enter into a Stockholders’ Agreement (the “Stockholders’ Agreement”), with Sellers and Frost Gamma Investments Trust (“Frost Gamma”), James Reilly, Derek Dubner, and Michael Brauser, solely in their respective capacities as principal stockholders of the Company, pursuant to which the parties thereto agree to vote in a certain manner on specified matters, including but not limited to the agreement to vote in favor of each party’s duly approved nominees for the Company’s board of directors. In addition, the Company must obtain the consent of the Sellers before effecting certain capital transactions of the Company or taking certain compensation action with respect to certain employees of Fluent until such time that the Conversion Shares are issued.

At the Effective Time, in connection with the Merger, the Company will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), with Sellers, as Company stockholders, pursuant to which the Company agrees to register the Conversion Shares for resale and subject to the terms of such Registration Rights Agreement, effect, if requested, an underwritten offering on behalf of Sellers with respect to their shares of Common Stock. Under the terms of the Registration Rights Agreement, the Company shall have the right, in certain circumstances to delay or suspend an underwritten offering undertaken on behalf of Sellers and suspend the use of any prospectus applicable thereto.

At the Effective Time, the Company will increase the board of directors to nine members, and Sellers, by majority vote of such Sellers, will have the right to designate two directors to the Company’s board of directors.

The shares of Series B Preferred to be issued in connection with the Merger are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), in accordance with Section 4(2) of the Act and Regulation D thereunder, as a transaction by an issuer not involving a public offering.

The description of the proposed Merger in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

On November 17, 2015, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Purchase Agreements

On November 16, 2015, the Company raised approximately $10.0 million in gross proceeds from the sale of 29,985 shares of the Company’s Series B Preferred and warrants to purchase up to 749,625 shares of the Common Stock (each, a “Warrant,” and collectively, the “Warrants”) pursuant to securities purchase agreements (each, a “Securities Purchase Agreement,” and collectively, the “Securities Purchase Agreements”). Each Warrant is exercisable in whole in part at any time from the date that is the twenty first (21st) day following the mailing of an information statement to the Company’s stockholders disclosing the Company’s stockholder approval of the issuance of the Conversion Shares until November 16, 2025. Approximately $7.0 million of such gross proceeds was raised pursuant to a Securities Purchase Agreement between the Company and Frost Gamma, an affiliate of Phillip Frost, M.D., a greater than 10% owner of the Company, pursuant to which Frost Gamma received (i) 20,990 shares of Series B Preferred and (ii) a Warrant to purchase up to 524,750 shares of Common Stock, with an exercise price of $6.67 per share of Common Stock. The additional $3.0 million of such proceeds was raised pursuant to Securities Purchase Agreements between the Company and other participants in the private placement on the same terms provided to Frost Gamma. In aggregate, such other participants received (i) 8,995 shares of Series B Preferred and (ii) Warrants to purchase up to 224,875 shares of Common Stock. The Series B Preferred and Warrants to be issued in connection with the Securities Purchase Agreements are exempt from the registration requirements of the Act in accordance with Section 4(2) of the Act and Regulation D thereunder, as a transaction by an issuer not involving a public offering. The Frost Gamma Securities Purchase Agreement and Frost Gamma Warrant are attached to this Form 8-K as Exhibit 4.1 and Exhibit 4.2, respectively, and each is incorporated herein by reference.

On November 16, 2015, the Company entered into a Stock Purchase Agreement for the sale of 119,940 shares of Series B Preferred to Frost Gamma in exchange for approximately $40.0 million (the “FGIT Stock Purchase Agreement”). The Series B Preferred to be issued in connection with the FGIT Stock Purchase Agreement are exempt from the registration requirements of the Act, in accordance with Section 4(2) of the Act and Regulation

D thereunder, as a transaction by an issuer not involving any public offering. The description of the FGIT Stock Purchase Agreement in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the FGIT Stock Purchase Agreement, which is filed as Exhibit 4.3 to this Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 5.02. Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase of Common Stock Issuable Under 2015 Stock Incentive Plan

On November 16, 2015, the Board of Directors of the Company (the “Board”) and the Compensation Committee of the Board approved the increase of the number of shares of Common Stock authorized for issuance as awards under the Company’s 2015 Stock Incentive Plan, as amended (the “Plan”), to 12,500,000, provided that the increase in the number of shares of Common Stock available under the Plan will be subject to stockholder approval of such issuance at the Company’s next Annual Meeting of Stockholders in accordance with the rules of the NYSE MKT LLC (the “Plan Approval”).

Michael Brauser Employment Agreement

Effective November 16, 2015, the Company entered into an employment agreement (the “Michael Brauser Employment Agreement”) with Michael Brauser relating to his service as Executive Chairman of the Board of Directors of the Company. As Executive Chairman, Michael Brauser performs executive duties and responsibilities common to such office as may be assigned to him from time to time by or under the authority of the Board.

Pursuant to the Michael Brauser Employment Agreement, Michael Brauser will receive an annual base salary of $25,000 payable in accordance with the Company’s general payroll practices. Michael Brauser will also receive five million restricted stock units representing Michael Brauser’s right to receive 5.0 million shares of Common Stock, provided that the issuance of shares of Common Stock underlying the restricted stock units is subject to stockholder approval of such issuance at the Company’s next Annual Meeting of Stockholders. The restricted stock units vest ratably over a four year period; provided, however, that no portion of the restricted stock units shall vest unless and until the Company has, for any fiscal year in which the restricted stock units are outstanding, gross revenue determined in accordance with the Company’s audited financial statements in excess of $100.0 million for such fiscal year and positive EBITDA (also as determined based on the Company’s audited financial statements) for such fiscal year, after subtracting all charges for equity compensation paid to executives or other service providers to the Company (collectively, the “Vesting Conditions”). Such restricted stock units vest in full upon a Company change in control, termination of Michael Brauser without cause, termination by Michael Brauser for good reason, or Michael Brauser’s death or disability.

A copy of the Michael Brauser Employment Agreement is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Dubner Employment Agreement

On November 16, 2015, the Company entered into a second amendment to employment agreement with Derek Dubner relating to his service as Co-Chief Executive Officer of the Company (the “Dubner Amendment”). Pursuant to the Dubner Amendment, the Company and Mr. Dubner agreed to extend the term of his employment through September 30, 2017. In addition, Mr. Dubner will receive 500,000 restricted stock units under the Plan (the “RSUs”), provided that the issuance of shares of Common Stock underlying the RSUs is subject to the Plan Approval. The RSUs vest ratably over a three year period, subject to the Vesting Conditions. Such RSUs vest in full upon a Company change in control, termination of Mr. Dubner without cause, termination by Mr. Dubner for good reason, or Mr. Dubner’s death or disability.

A copy of the Dubner Amendment is attached to this Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Reilly Employment Agreement

On November 16, 2015, the Company entered into a second amendment to employment agreement with James Reilly relating to his service as President and Chief Operating Officer of the Company (the “Reilly Amendment”). Pursuant to the Reilly Amendment, the Company and Mr. Reilly agreed to extend the term of his employment through September 30, 2017. In addition, Mr. Reilly will receive 500,000 RSUs, provided that the issuance of shares of Common Stock underlying the RSUs is subject to the Plan Approval. The RSUs vest ratably over a three year period, subject to the Vesting Conditions. Such RSUs vest in full upon a Company change in control, termination of Mr. Reilly without cause, termination by Mr. Reilly for good reason, or Mr. Reilly’s death or disability.

A copy of the Reilly Amendment is attached to this Form 8-K as Exhibit 10.3 and is incorporated herein by reference.

Issuances to Directors and Certain Officers under the Plan

On November 16, 2015, the Board approved the following grants of RSUs to directors and certain executive officers of the Company under the Plan, provided, in each instance, that the issuance of shares of Common Stock underlying such RSUs is subject to the Plan Approval. Each of the following RSUs vest ratably over a three year period, subject to the Vesting Conditions.

Peter Benz	Director	5,000 RSUs
Daniel Brauser	Director	25,000 RSUs
Robert Fried	Director	20,000 RSUs
Steven Rubin	Director	100,000 RSUs
Bob Swayman	Director	5,000 RSUs
Aaron Solomon	Chief Financial Officer	50,000 RSUs

Appointment of Directors and Grant of Restricted Stock Units

In accordance with the terms of the Merger Agreement, at the Effective Time, the Company will increase the board of directors to nine members, and the Sellers, by majority vote of such Sellers, will have the right to designate two directors to the Board.

Also, at the Effective Time, Phillip Frost, M.D. will join the Board as Executive Vice Chairman. At the time of his joining the Board as Executive Vice Chairman, Frost Gamma, an affiliate of Dr. Frost, will receive a grant of 3,000,000 restricted stock units, provided that the issuance of shares of Common Stock underlying such restricted stock units is subject to stockholder approval of such issuance at the Company’s next Annual Meeting of Stockholders. Such restricted stock units vest ratably over a three year period, subject to the Vesting Conditions.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, the Company filed a Certificate of Designation, Preferences and Rights for the Series B Preferred, effective date November 16, 2015 (the “Certificate of Designation”), with the Secretary of

State of the State of Delaware. Pursuant to the Certificate of Designation, the Company designated 1,000,000 shares as Series B Preferred, with the following rights, preferences and restrictions:

Conversion. The Series B Preferred will automatically convert on a one-for-fifty basis into Common Stock on the date that is the twenty first (21st) day following the mailing of the information statement to the Company’s stockholders disclosing the Company’s stockholder approval of the issuance of the Conversion Shares, without any further action on the part of the Company or any holder of Series B Preferred.

Dividends. Each holder of Series B Preferred will be entitled to receive dividends in the same manner as holders of Common Stock, at the same time any dividends or other distributions will be paid or declared and set apart for payment on any shares of Common Stock, on the basis of the largest number of whole shares of Common Stock into which such holder’s shares of Series B Preferred could be converted.

Voting Rights. Except as required by law, holders of Series B Preferred will not be entitled to vote, but each holder will be entitled, on the same basis as a holder of Common Stock, to receive notice of an action or meeting. In addition, holders of any series of preferred stock will be entitled to vote on any changes to the Company’s Certificate of Incorporation that would modify the designations of such series of preferred stock.

Dissolution, Liquidation or Winding Up. In connection with a dissolution, liquidation or winding up of the Company, distributions to the stockholders of the Company shall be made among the holders of Common Stock, Series B Preferred and any other class or series of preferred stock entitled to participate with the Common Stock in a liquidating distribution pro rata in proportion to the shares of Common Stock then held by them and the maximum number of shares of Common Stock which they would have the right to acquire upon conversion of shares of Series B Preferred held by them.

No Preemptive or Redemption Rights. The Series B Preferred Stock has no preemptive or redemption rights.

A copy of the Certificate of Designation is attached to this Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired:

The required financial statements will be filed on Form 8-K/A as soon as practicable, but not later than 71 calendar days after the date of this Form 8-K.

(b)	Pro Forma Financial Information:

The required pro forma financial information will be filed on Form 8-K/A as soon as practicable, but not later than 71 calendar days after the date of this Form 8-K.

(d)	Exhibits

The following exhibits are furnished as part of this report:

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger dated as of November 16, 2015, by and among IDI, Inc., Fluent, Inc., the existing stockholders of Fluent, Inc., Fluent Acquisition I, Inc., Fluent Acquisition II, LLC and Ryan Schulke, solely in his capacity as representative of Sellers.

3.1	Certificate of Designation.

4.1	Frost Gamma Securities Purchase Agreement.

4.2	Frost Gamma Warrant.

4.3	FGIT Stock Purchase Agreement.

10.1	Michael Brauser Employment Agreement.

10.2	Second Amendment to Dubner Employment Agreement, dated November 16, 2015.

10.3	Second Amendment to Reilly Employment Agreement, dated November 16, 2015.

99.1	Press Release of IDI, Inc., dated November 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDI, Inc.

November 19, 2015	By:	/s/ Derek Dubner
Name: Derek Dubner
Title: Co-CEO

Exhibit Index

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger dated as of November 16, 2015, by and among the Company, Fluent, Sellers, Merger Sub, Merger Co. and Ryan Schulke, solely in his capacity as representative of Sellers.

3.1	Certificate of Designation.

4.1	Frost Gamma Securities Purchase Agreement.

4.2	Frost Gamma Warrant.

4.3	FGIT Stock Purchase Agreement.

10.1	Michael Brauser Employment Agreement.

10.2	Second Amendment to Dubner Employment Agreement, dated November 16, 2015.

10.3	Second Amendment to Reilly Employment Agreement, dated November 16, 2015.

99.1	Press Release of IDI, Inc., dated November 17, 2015.